SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	July 20, 2001

(Date of earliest event reported)

KRAUSE’S FURNITURE, INC

(Exact name of Registrant as specified in its charter)

Delaware	0-17868	77-0310773

(State or other jurisdiction	(Commission	(I.R.S. employer

of incorporation)	file number)	identification no.)

200 North Berry Street, Brea, California 92821-3903

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code	(714) 990-3100

Item 3. Bankruptcy or Receivership.

     On July 20, 2001, Krause’s Furniture, Inc. (the “Company”) issued a press release stating that the Company and its subsidiaries had filed voluntary bankruptcy petitions under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court in the Central District of California (Case Nos. SA01-16357 JB, SA 01-16360 JB, and SA 01-16361 JB), as more fully described in the press release, a copy of which is filed as Exhibit 99.1 hereto and which information is incorporated herein by reference. The Company and its subsidiaries, as debtors in possession, have remained in possession of their assets, and their business and affairs will continue to be managed by their respective directors and officers, subject to the supervision of the Bankruptcy Court.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

99.1	Press release dated July 20, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAUSE’S FURNITURE, INC.

By:	/s/ Robert A. Burton

Name: Title:	Robert A. Burton Chief Financial Officer and Executive Vice President

Date: July 20, 2001

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated July 20, 2001